UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2008
CADENCE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33103 (Commission File Number)	41-2142317 (IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 436-1400

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     Cadence Pharmaceuticals, Inc. hosted a conference call on January 11, 2008, at 8:30 a.m. Eastern time to announce top line results of two of its four pivotal, Phase III clinical trials of Acetavance™, an intravenous formulation of acetaminophen.
     The conference call transcript is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A webcast replay of the conference call will remain available on Cadence’s website, www.cadencepharm.com, until Cadence’s next quarterly financial results call.
     The information in this Current Report on Form 8-K, including the transcript attached hereto as Exhibit 99.1, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
     By filing this Current Report on Form 8-K and furnishing this information, Cadence makes no admission as to the materiality of any information in this report. The information contained in the transcript is summary information that is intended to be considered in the context of Cadence’s other filings with the SEC and other public announcements that Cadence makes, by press release or otherwise, from time to time. Cadence undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
     Cadence cautions you that statements included in this report, including the transcript attached hereto as Exhibit 99.1, that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding: Cadence’s interpretation of the results of recently-completed clinical trials of Acetavance; expectations for completing planned and ongoing clinical trials for both product candidates, and whether such additional clinical trials will be sufficient to support planned New Drug Approval (NDA) applications; the potential for filing, timing and indications for use that may be included in NDAs planned for Acetavance and Omigard; the likelihood that Cadence’s clinical trials of Acetavance will be consistent with clinical trials of this product candidate conducted by its licensor or others; and Cadence’s commitment to complete its current development activities for its product candidates. The inclusion of forward-looking statements should not be regarded as a representation by Cadence that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Cadence’s business, including, without limitation: the outcome of final analyses of data from recently-completed clinical trials of Acetavance may vary from the company’s initial analyses, and the FDA may not agree with Cadence’s interpretation of such results; additional ongoing or planned clinical trials of Acetavance conducted by the company may produce negative or inconclusive results, or may be inconsistent with clinical trials conducted by its licensors or others, and the company may decide, or the FDA may require Cadence, to conduct additional clinical trials; Cadence may experience delays in the commencement, enrollment or completion of clinical testing for its product candidates, or significant issues regarding the adequacy of its clinical trial designs or the execution of its clinical trials, which could result in increased costs and delays, or limit the company’s ability to obtain regulatory approval; Cadence’s product candidates may not receive regulatory approval or be successfully commercialized; unexpected adverse side effects or inadequate therapeutic efficacy of Acetavance or Omigard could delay or prevent regulatory approval or commercialization, or could result in recalls or product liability claims; the market potential for pain, fever, local catheter site infections and other target markets may be less than anticipated, and the company may be unable to successfully compete in these markets; Cadence’s dependence on the success of Acetavance and Omigard; fluctuations in quarterly and annual financial results; the company’s need to obtain substantial additional funding to complete its product development plans and the potential that it may not be able to raise sufficient capital when needed; and other risks detailed in Cadence’s prior press releases as well as in Cadence’s periodic public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Cadence undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Conference Call Transcript, dated January 11, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2008	CADENCE PHARMACEUTICALS, INC.
	By:	/s/ William R. LaRue
		Name:	William R. LaRue
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Conference Call Transcript, dated January 11, 2008